UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): June 22, 2000


                            TRIARC COMPANIES, INC.
                            ----------------------
              (Exact Name of Registrant as Specified in Charter)


              DELAWARE               1-2207               38-0471180
              --------              -------               ----------
          (State or other         (Commission            (IRS Employer
          jurisdiction of        File Number)         Identification No.)
          incorporation)


                         280 Park Avenue

                      New York, New York                10017
              ------------------------------------     --------
            (Address of Principal Executive Offices)   (Zip Code)


      Registrant's telephone number, including area code:  (212) 451-3000




                         -----------------------------
                      (Former Name or Former Address, if
                          Changed Since Last Report)

Item 5.     Other Events.

      On June 22, 2000, Triarc Companies, Inc. announced that its Board of Directors has approved a plan for the Triarc Beverage Group to offer for sale, shares of its common stock, through an initial public offering (IPO). The new beverage company, which will be called Snapple Beverage Group, Inc., will own Triarc's premium beverage business and its soft drink concentrates business. Net proceeds from the offering are expected to be used to repay debt under an existing credit facility. Completion of the offering is subject to Securities and Exchange Commission (SEC) review, market conditions and other factors. There can be no assurance that the registration statement relating to the IPO will be filed, that the SEC will declare the registration statement effective or that the proposed IPO will be consummated.

      A registration statement relating to these securities has not yet been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement is declared effective by the Securities and Exchange Commission. The offering will only be made by means of a prospectus. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

      A copy of the press release with respect to the proposed IPO is being filed as an exhibit hereto.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits

      99.1  Press release dated June 22, 2000.

                                     SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TRIARC COMPANIES, INC.



Date: June 22, 2000                  By: BRIAN L. SCHORR
                                         ---------------------
                                         Brian L. Schorr
                                         Executive Vice President
                                         and General Counsel

                                    Exhibit Index

Exhibit

No.                 Description                           Page No.
---------           -----------                           --------

 99.1               Press release dated June 22, 2000.